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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          MARCH 14, 2003
                                                    --------------------------

                         ADVANCED ACCESSORY SYSTEMS, LLC
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                        333-49011                13-3848156

 (State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
       of Organization)                                      Identification No.)


                           12900 HALL ROAD, SUITE 200
                           STERLING HEIGHTS, MICHIGAN

                         (Address of Principal Executive
                          Offices, including Zip Code)

                                 (586) 997-2900

                         (Registrant's telephone number,
                              including area code)

                                       N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)        Exhibits.


Number   Description of Exhibit

99.1     Press Release dated March 14, 2003.



ITEM 9.  REGULATION FD DISCLOSURE

On March 14, 2003, Advanced Accessory Systems, LLC (the "Company") issued a press release with Castle Harlan, Inc. ("Castle Harlan") announcing that they are in the latter stages of negotiations regarding the purchase of the Company by affiliates of Castle Harlan. Consummation of the sale would be contingent upon satisfaction of customary legal and business conditions, including, among other things, Castle Harlan's obtaining sufficient third party debt financing to complete the transaction. Any definitive transaction is expected to involve a redemption of the Company's outstanding 9 3/4% Senior Subordinated Notes due 2007 at the current optional redemption price of 104 7/8% of principal amount thereof, plus accrued interest.


A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


The attached press release is not "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and is not incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933. Additionally, the submission of this Current Report on Form 8-K is not an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ADVANCED ACCESSORY SYSTEMS,
                                          LLC
                                          (Registrant)

Date:        March 14, 2003               By:   /s/ Terence C. Seikel
                                               ---------------------------------
                                                Terence C. Seikel
                                                President and Chief Executive
                                                   Officer



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                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION

99.1                       Press Release dated March 14, 2003.